UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 29, 2020

(Date of earliest event reported)

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12 HM 12

Bermuda

(Address of principal executive offices, including Zip Code)

(441) 296-6395

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Merger Agreement

On October 29, 2020, Marvell Technology Group Ltd. (“Marvell”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among Marvell, Maui HoldCo, Inc., a Delaware corporation and a wholly owned subsidiary of Marvell (“HoldCo”), Maui Acquisition Company Ltd, a Bermuda exempted company and a wholly owned subsidiary of HoldCo (“Bermuda Merger Sub”), Indigo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of HoldCo (“Delaware Merger Sub”), and Inphi Corporation, a Delaware corporation (“Inphi”). Pursuant to the Merger Agreement: (i) Bermuda Merger Sub will be merged with and into Marvell (the “Bermuda Merger”), with Marvell continuing as a wholly owned subsidiary of HoldCo; and (ii) Delaware Merger Sub will be merged with and into Inphi (the “Delaware Merger” and, together with the Bermuda Merger, the “Mergers”), with Inphi continuing as a wholly owned subsidiary of HoldCo.

Subject to the terms and conditions set forth in the Merger Agreement: (i) at the effective time of the Bermuda Merger, each common share, $0.002 par value per share, of Marvell (each, a “Marvell Share”) issued and outstanding immediately prior to the effective time of the Bermuda Merger (other than Marvell Shares held by Marvell (or held in Marvell’s treasury) or held, directly or indirectly, by HoldCo, Bermuda Merger Sub or any other subsidiary of Marvell or held, directly or indirectly, by Inphi or any subsidiary of Inphi) will be converted into the right to receive one share of common stock, $0.002 par value per share, of HoldCo (each, a “HoldCo Share”); and (ii) at the effective time of the Delaware Merger, each share of common stock, $0.001 par value per share, of Inphi (each, an “Inphi Share”) issued and outstanding immediately prior to the effective time of the Delaware Merger (other than (A) Inphi Shares held by Inphi (or held in Inphi’s treasury) or held, directly or indirectly, by Marvell, HoldCo, Delaware Merger Sub or any other subsidiary of Marvell or held, directly or indirectly, by any subsidiary of Inphi and (B) Inphi Shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law) will be converted into the right to receive 2.323 HoldCo Shares and $66.00 in cash, without interest.

The consummation of the Mergers is subject to customary closing conditions, including, among other things: (i) approval by Marvell’s shareholders of the Merger Agreement and the Bermuda Merger; (ii) adoption by Inphi’s stockholders of the Merger Agreement; and (iii) the receipt of certain regulatory approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type.

The Merger Agreement provides Marvell and Inphi with certain termination rights and, under certain circumstances, may require Marvell or Inphi to pay a termination fee. The Merger Agreement provides that Inphi will be required to pay to Marvell, without duplication, a termination fee of $300 million if, among other things, the Merger Agreement is terminated: (i) by Marvell or Inphi because the Mergers have not been consummated on or prior to 11:59 p.m. (California time) on June 29, 2021 (or, if extended by either party in accordance with the terms of the Merger Agreement, on such later date as provided for in the Merger Agreement) (the “Outside Date”) and (A) at or prior to termination of the Merger Agreement, a third-party offer or proposal to acquire Inphi has been made and Inphi’s stockholders have not taken a final vote on a proposal to adopt the Merger Agreement and (B) within 12 months after the date of such termination, Inphi has consummated a transaction with a third party or has entered into a definitive agreement with a third party contemplating a transaction, in each case, relating to an acquisition of Inphi; (ii) by Marvell or Inphi because Inphi has failed to obtain the necessary stockholder vote to adopt the Merger Agreement and (A) at or prior to termination of the Merger Agreement, a third-party offer or proposal to acquire Inphi has been made and has not been publicly withdrawn at least 10 business days prior to the Inphi stockholders’ meeting called for purposes of voting on the proposal to adopt the Merger Agreement and (B) within 12 months after the date of such termination, Inphi has consummated a transaction with a third party or has entered into a definitive agreement with a third party contemplating a transaction, in each case, relating to an acquisition of Inphi; (iii) by Marvell upon the occurrence of a Company Triggering Event (as defined in the Merger Agreement); (iv) by Marvell or Inphi at any time during the period commencing on the occurrence of a Company Triggering Event and ending on the earlier of (A) the tenth day after the final vote by Inphi’s stockholders on a proposal to adopt the Merger Agreement and (B) the adoption of the Merger Agreement by Inphi’s stockholders; or (v) by Inphi in order to accept a Company Superior Offer (as defined in the Merger Agreement) and enter into a definitive agreement providing for consummation of the transaction contemplated by such Company Superior Offer.

The Merger Agreement provides that Marvell will be required to pay to Inphi, without duplication, a termination fee of: (i) $400 million if, among other things, the Merger Agreement is terminated (A) by Inphi upon the occurrence of a Marvell Triggering Event (as defined in the Merger Agreement), (B) by Marvell or Inphi at any time during the period commencing on the occurrence of a Marvell Triggering Event and ending on the earlier of (1) the tenth day after the final vote by Marvell’s shareholders on a proposal to approve the Merger Agreement and the Bermuda Merger and (2) the approval by Marvell’s shareholders of the Merger Agreement and the Bermuda Merger or (C) by Marvell in order to accept a Disruptive Marvell Superior Offer (as defined in the Merger Agreement) and enter into a definitive agreement providing for consummation of the transaction contemplated by such Disruptive Marvell Superior Offer; and (ii) $460 million if, among other things, (A) the Merger Agreement is terminated by Marvell or Inphi because the Mergers have not been consummated (1) on or prior to the Outside Date or (2) as a result of a suit or legal proceeding brought by certain specified governmental authorities and (B) as of the time of termination of the Merger Agreement, a Designated Circumstance (as defined in the Merger Agreements) exists and all of Marvell’s closing conditions (other than closing conditions related to the Designated Circumstance) have been satisfied.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Marvell or Inphi. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of Marvell and Inphi in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Marvell and Inphi rather than establishing matters as facts and were made only as of the date of the Merger Agreement (or such other date or dates as may be specified in the Merger Agreement). Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about Marvell or Inphi.

Financing Commitment Letters

Marvell intends to pay the cash consideration portion of the consideration for the Mergers and other fees and expenses required to be paid in connection with the Mergers from cash on hand and borrowings. Marvell and HoldCo have obtained financing commitments for (i) a $2.5 billion senior 364-day bridge term loan facility (the “Bridge Facility”) pursuant to a commitment letter (the “Bridge Commitment Letter”) dated as of October 29, 2020, with JPMorgan Chase Bank, N.A. (“JPMorgan”), and (ii) a $1.5 billion senior unsecured term loan facility comprised of a $750.0 million 3-year term loan tranche (the “3 Year Term Loan”) and a $750.0 million 5-year term loan tranche (the “5-Year Term Loan,” and collectively with the 3-Year Term Loan, the “Term Loan Facility”) pursuant to a facilities commitment letter (the “Facilities Commitment Letter” and, together with the Bridge Commitment Letter, the “Debt Commitment Letters”) dated as of October 29, 2020, with JPMorgan. Pursuant to the Debt Commitment Letters, subject to the terms and conditions set forth therein, JPMorgan has committed to provide the full amount of the Bridge Facility and the Term Loan Facility, and $100.0 million under a revolving credit facility to be entered into in an aggregate committed amount of up to $750.0 million (the “Revolving Facility”), which Revolving Facility is expected to replace Marvell’s existing $500.0 million revolving credit facility. The funding of the Bridge Facility provided for in the Bridge Commitment Letter and the funding of the Term Loan Facility provided for in the Facilities Commitment Letter, in each case, is contingent upon the satisfaction of customary conditions, including (i) execution and delivery of definitive documentation with respect to the Bridge Facility and Term Loan Facility in accordance with the terms set forth in the applicable Debt Commitment Letters and (ii) consummation of the Mergers in accordance with the Merger Agreement. The actual documentation governing the Bridge Facility, the Term Loan Facility and the Revolving Facility has not been finalized, and accordingly, the actual terms may differ from the description of such terms in the applicable Debt Commitment Letters.

Availability under the Bridge Facility will be reduced by the net cash proceeds from customary mandatory commitment reduction and prepayment events from issuances of equity, the incurrence of certain other debt or the sale of available assets, in each case subject to limited exceptions.    Marvell expects to replace some or all of the Bridge Facility prior to the closing of the Mergers with permanent financing. There can be no assurance that the permanent financing will be completed.

The foregoing summary of the Debt Commitment Letters and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Debt Commitment Letters attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Additional Information and Where to Find It

This communication relates to a proposed transaction between Marvell and Inphi. In connection with the proposed transaction, Marvell and Inphi will cause HoldCo to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which will include a document that serves as a joint proxy statement of Marvell and Inphi and a prospectus of HoldCo referred to as a joint proxy statement/prospectus. A joint proxy statement/prospectus will be sent to all Inphi stockholders and all Marvell shareholders. Each party also will file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF INPHI AND INVESTORS AND SECURITY HOLDERS OF MARVELL ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors, Marvell shareholders and Inphi stockholders may obtain free copies of the joint proxy statement/prospectus (when available) and other documents that are filed or will be filed with the SEC by Marvell, Inphi or HoldCo through the website maintained by the SEC at www.sec.gov. The documents filed by Marvell with the SEC also may be obtained free of charge at Marvell’s website at www.marvell.com or upon written request to Marvell Technology Group Ltd. at 5488 Marvell Lane, Santa Clara, CA 95054. The documents filed by Inphi with the SEC also may be obtained free of charge at Inphi’s website at www.inphi.com or upon written request to Inphi Corporation at 110 Rio Robles, San Jose, California 95134.

Participants in the Solicitation

Marvell and Inphi and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Inphi’s stockholders and from Marvell’s shareholders in connection with the proposed transaction. Information about Inphi’s directors and executive officers and their ownership of Inphi’s common stock is set forth in Inphi’s proxy statement for its 2020 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 21, 2020. Information about Marvell’s directors and executive officers is set forth in Marvell’s proxy statement for its 2020 Annual General Meeting of Shareholders on Schedule 14A filed with the SEC on May 28, 2020 and in Marvell’s Current Report on Form 8-K filed with the SEC on July 30, 2020. To the extent that holdings of Inphi’s or Marvell’s securities have changed since the amounts printed in Inphi’s or Marvell’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Cautionary Statement Regarding Forward Looking Statements

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the proposed transaction between Marvell, Inphi and HoldCo, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities and other conditions to the completion of the transaction; (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or

HoldCo’s ability to integrate the businesses of Marvell and Inphi or due to unexpected costs, liabilities or delays; (iii) the ability of the parties to obtain or consummate financing or refinancing related to the transactions upon acceptable terms or at all; (iv) potential litigation relating to the proposed transaction that could be instituted against Marvell, HoldCo or Inphi or their respective directors; (v) the risk that disruptions from the proposed transaction will harm Marvell or Inphi’s business, including current plans and operations; (vi) the ability of Marvell or Inphi to retain and hire key personnel; (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (viii) risks relating to the value of the HoldCo shares to be issued in the transaction; (ix) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (x) the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; (xi) legislative, regulatory and economic developments affecting Marvell or Inphi’s businesses; (xii) general economic and market developments and conditions; (xiii) the evolving legal, regulatory and tax regimes under which Marvell, HoldCo and Inphi operate; (xiv) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Marvell’s and/or Inphi’s financial performance; (xv) restrictions during the pendency of the proposed transaction that may impact Marvell’s or Inphi’s ability to pursue certain business opportunities or strategic transactions; (xvi) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Marvell’s and Inphi’s response to any of the aforementioned factors; (xvii) failure to receive the approval of the securityholders of Marvell and/or Inphi; and (xviii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Marvell and Inphi described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Marvell and Inphi assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Neither Marvell nor Inphi gives any assurance that either Marvell or Inphi will achieve its expectations.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger and Reorganization, dated as of October 29, 2020, by and among Marvell Technology Group Ltd., Inphi Corporation, Maui HoldCo, Inc., Maui Acquisition Company Ltd and Indigo Acquisition Corp.

10.1	Commitment Letter, dated as of October 29, 2020, by and among Marvell Technology Group Ltd., Maui HoldCo, Inc., and JPMorgan Chase Bank, N.A.

10.2	Facilities Commitment Letter, dated as of October 29, 2020, by and among Marvell Technology Group Ltd., Maui HoldCo, Inc. and JPMorgan Chase Bank, N.A.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVELL TECHNOLOGY GROUP LTD.

Date: October 30, 2020	By:	/s/ Mitchell Gaynor
Mitchell Gaynor
Chief Administration and Legal Officer and Secretary